Exhibit 99.1

Inphi Announces Sale of Memory Business to Rambus for $90 Million

Increases Inphi’s Focus on Fast-Growing Communications Market

SANTA CLARA, Calif., June 30, 2016 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed, mixed-signal semiconductor solutions for the communications, data center and computing markets, today announced a definitive agreement to sell its memory product business to Rambus Inc. (NASDAQ: RMBS) for $90 million in cash inclusive of a 12.5 percent escrow. The sale is currently expected to close in the first half of Q3, the company said.

The transaction will enable Inphi to focus its attention on the growing opportunity in the communications markets. As the company continues to build on its leadership position in high-speed connectivity for long-haul, metro, intra- and inter-data center applications, Inphi is confident that by streamlining its business product development and go-to-market efforts, growth will accelerate. Specifically, Inphi will focus on expansion in the metro-optical market, inter data center connects and its PAM product lines inside the data center.

“The strategic divestiture of our memory business allows Inphi to focus on and increase investments in our communications business,” said Ford Tamer, president and CEO of Inphi. “It is a win-win for our employees, customers, partners and stockholders. We are planning to double down on our product roadmap for long-haul, metro, inter-data center and intra-data center customers. As a result, we expect the higher rate of revenue growth for our core communications will become more apparent, and we expect to report higher gross and operating margins and a stronger balance sheet. In 2016, we expect a neutral to slightly accretive impact to earnings per share.”

Conference Call

Inphi Corporation will host a conference call on Thursday, June 30, 2016, at 5:30 am Pacific time to discuss the details of the transaction. To participate via telephone, the toll free dial-in number is 844-459-2451. International callers should dial 765-507-2591; participant passcode: 39241723. Please dial-in 10 minutes prior to the scheduled conference call time. The replay of the conference call will be archived on Inphi’s website at www.inphi.com.

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Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

About Inphi

Inphi Corporation is a leading provider of high-speed, mixed signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks for long haul, metro and inter data center applications. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers. To learn more about Inphi, visit www.inphi.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “will, opportunity, enable, continue, allows, focus, expect” and the negative of these terms or other similar expressions. These statements include, but are not limited to, statements relating to: the expected benefits of the pending sale of Inphi’s memory product business; the anticipated timing and closing thereof; the anticipated impact of the transaction on Inphi, including but not limited to, enabling Inphi to focus on its opportunity and investments in the communications business and expansion efforts in the metro-optical market, inter data center connects and PAM product lines inside the data center, the impact on its leadership position in high-speed connectivity for long-haul, metro, intra-and inter-data center applications; and Inphi’s expectations regarding the impact of the proposed transaction on its growth rate, revenue, gross and operating margins, balance sheet and earnings per share. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: failure to consummate the transaction in a timely manner or at all; the effects of the proposed transaction on the Company’s business and financial results; the Company’s dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Corporate Contact:

Kim Markle

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

Deb@stapleton.com